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                                                                    EXHIBIT 99.6


             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER OF SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER FOR THE PAYEE (YOU) TO GIVE THE PAYER. -- Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer. All "Section" references are to the Internal Revenue Code of 1986, as amended. "IRS" is the Internal Revenue Service.


           FOR THIS TYPE OF ACCOUNT:                      GIVE THE SOCIAL SECURITY NUMBER OF --
           -------------------------                      -------------------------------------
1.         Individual                                     The individual

2.         Two or more individuals (joint account)        The actual owner of the account or, if combined funds,
                                                          the first individual on the account (1)

3.         Custodian account of a minor                   The minor (2)
           (Uniform Gift to Minors Act)

4.         a.   Revocable savings trust (grantor          The grantor-trustee (1)
                is also trustee)

           b.   So-called trust account that is           The actual owner (1)
                not a legal or valid trust under
                state law.

5.         Sole proprietorship                            The owner (3)

           FOR THIS TYPE OF ACCOUNT:                      GIVE THE EMPLOYER IDENTIFICATION NUMBER OF --
           -------------------------                      ---------------------------------------------
6.         Sole proprietorship                            The owner (3)

7.         A valid trust, estate, or pension trust        The legal entity (4)

8.         Corporate                                      The corporation

9.         Association, club, religious,                  The organization
           charitable, educational, or other
           tax-exempt organization account

10.        Partnership                                    The partnership

11.        A broker or registered nominee                 The broker or nominee

12.        Account with the Department of                 The public entity
           Agriculture in the name of a
           public entity (such as a state or local
           government, school district, or prison)
           that receives agricultural program
           payments

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's number must be furnished.

(2)      Circle the minor's name and furnish the minor's social security number.

(3) You must show your individual name. You may use either your social security number or your employer identification number (if you have one).

(4) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.
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             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER OF SUBSTITUTE FORM W-9

                                     Page 2

OBTAINING A NUMBER

If you do not have a taxpayer identification number, obtain Form SS-5, Application for a Social Security Card, at the local Social Security Administration office, or Form SS-4, Application for Employer Identification Number, by calling 1 (800) TAX-FORM, and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

The following is a list of payees that are exempt or may be exempt from withholding. If you are exempt, you must nonetheless complete the form and provide your TIN to establish that you are exempt.

Payees specifically exempted from withholding include:

- An organization exempt from tax under section 501(a), an individual retirement account (IRA), or a custodial account under Section 403(b)(7), if the account satisfies the requirements of Section 401(f)(2).

- The United States or a state thereof, the District of Columbia, a possession of the United States, or a political subdivision or wholly-owned agency or instrumentality of any one or more of the foregoing.

-        An international organization or any agency or instrumentality thereof.

- A foreign government and any political subdivision, agency or instrumentality thereof.

Payees that may be exempt from backup withholding include:

-        A corporation.

-        A financial institution.

- A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.

-        A real estate investment trust.

-        A common trust fund operated by a bank under Section 584(a).

- An entity registered at all times during the tax year under the Investment Company Act of 1940.

- A middleman known in the investment community as a nominee or a custodian.

- A futures commission merchant registered with the Commodity Futures Trading Commission.

-        A foreign central bank of issue.

Payments of dividends and patronage dividends generally exempt from backup withholding include:

-        Payments to nonresident aliens subject to withholding under Section
         1441.

- Payments to partnerships not engaged in a trade or business in the United States and that have at least one non-resident alien partner.

-        Payments of patronage dividends not paid in money.

-        Payments made by certain foreign organizations.

-        Section 404(k) payments made by an ESOP.

Certain payments, other than payments of interest, dividends, and patronage dividends, that are exempt from information reporting are also exempt from backup withholding. For details, see sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N.
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             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER OF SUBSTITUTE FORM W-9

                                     Page 3

EXEMPT PAYEES DESCRIBED ABOVE MUST FILE FORM W-9 OR A SUBSTITUTE FORM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, COMPLETE PARTS 2, 3 AND 4 OF THE FORM (IF APPLICABLE), AND RETURN TO THE PAYER.

PRIVACY ACT NOTICE. Section 6109 requires you to provide your correct taxpayer identification number to payers, who must report the payments to the IRS. The IRS uses the number for identification purposes and may also provide this information to various government agencies for tax enforcement or litigation purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold, at a maximum rate of 30.5% a portion of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER -- If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING -- If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION -- Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.